UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2007

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

1801 E. St. Andrew Place, Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

714-466-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events.

On September 18, 2007, Powerwave Technologies, Inc. (the “Company”) announced that it is offering $130 million aggregate principal amount of convertible subordinated notes due 2027 to qualified institutional buyers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Additionally, on September 19, 2007, the Company announced pricing information for the offering.

These announcements do not constitute offers to sell or the solicitation of an offer to buy any security. Neither the notes nor the underlying shares of common stock have been registered under the Securities Act, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Copies of the press releases announcing the private placement and the pricing of the private placement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are hereby incorporated by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Powerwave Technologies, Inc., dated September 18, 2007.

99.2	Press release issued by Powerwave Technologies, Inc., dated September 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC.

Date:	September 19, 2007	By:	/s/ Kevin T. Michaels
Kevin T. Michaels
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Powerwave Technologies, Inc., dated September 18, 2007.

99.2	Press release issued by Powerwave Technologies, Inc., dated September 19, 2007.